Exhibit 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION PLC ANNOUNCES EXTENSION OF EARLY TENDER PREMIUM PERIOD FOR SENIOR NOTES BY WHOLLY-OWNED SUBSIDIARY

LONDON, March 17, 2016/PRNewswire/ — Noble Corporation plc (NYSE: NE) announced today, on behalf of its indirect, wholly-owned subsidiary, Noble Holding International Limited (“NHIL”), that NHIL has amended the terms of its cash tender offers (each, a “Tender Offer” and, collectively, the “Tender Offers”) for up to an aggregate principal amount that will not result in an Aggregate Purchase Price (as defined below) that exceeds $200,000,000 of NHIL’s 4.90% Senior Notes due 2020 (the “2020 Notes”), of which $500,000,000 principal amount is currently outstanding, and NHIL’s 4.625% Senior Notes due 2021 (the “2021 Notes” and, together with the 2020 Notes, the “Notes”), of which $400,000,000 principal amount is currently outstanding. NHIL refers to the aggregate amount that all holders of Notes are entitled to receive, excluding accrued interest, for their Notes that are validly tendered and accepted for purchase by NHIL as the “Aggregate Purchase Price.”

Under the amended terms of the Tender Offers, (i) the Total Consideration of $680.00 per $1,000 principal amount of the 2020 Notes, which includes the Early Tender Premium of $50.00 per $1,000 principal amount of the 2020 Notes, will be paid for all 2020 Notes tendered in the Tender Offer for such 2020 Notes at or prior to 11:59 p.m., New York City time, on March 31, 2016, unless extended (the “Expiration Date”), and accepted for purchase by NHIL pursuant to the terms and conditions of the Tender Offer for such 2020 Notes and (ii) the Total Consideration of $610.00 per $1,000 principal amount of the 2021 Notes, which includes the Early Tender Premium of $50.00 per $1,000 principal amount of the 2021 Notes, will be paid for all 2021 Notes tendered in the Tender Offer for such 2021 Notes at or prior to the Expiration Date and accepted for purchase by NHIL pursuant to the terms and conditions of the Tender Offer for such 2021 Notes. Previously, the Total Consideration was available only with respect to those Notes tendered at or prior to the Early Tender Date, which was 5:00 p.m., New York City time, on March 16, 2016, and accepted for purchase.

NHIL has not changed the Withdrawal Deadline, which was 5:00 p.m., New York City time, on March 16, 2016. Accordingly, Notes that were already tendered at or prior to the Early Tender Date and any additional Notes that are tendered at or prior to the Expiration Date may not be withdrawn. All other terms and conditions of the Tender Offers remain unchanged. NHIL has elected not to exercise its option to have an Early Settlement Date. The Final Settlement Date is expected to occur on April 1, 2016, the first business day following the Expiration Date.

The Tender Offers are being made pursuant to the Offer to Purchase, dated March 3, 2016 (as amended by this press release and as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal for the Notes (as amended by this press release and as it may be amended or supplemented from time to time, the “Letter of Transmittal”), each of which sets forth in more detail the terms and conditions of the Tender Offers. Holders of the Notes are urged to read each of those documents and this press release carefully. Capitalized terms used in this press release that are not otherwise defined have the meanings ascribed to them in the Offer to Purchase.

The obligation of NHIL to accept for purchase and to pay the applicable Total Consideration for Notes validly tendered and not validly withdrawn pursuant to the amended Tender Offers is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase. NHIL reserves the right, in its sole discretion, to waive any one or more of the conditions at any time. The consummation of the Tender Offers is not conditioned upon any minimum amount of Notes being tendered.

NHIL has retained Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc. to act as the dealer managers for the Tender Offers. Questions or requests for assistance regarding the terms of the Tender Offers should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) and HSBC Securities (USA) Inc. at (888) HSBC-4LM (toll-free). Requests for the Offer to Purchase and other documents relating to the Tender Offers may be directed to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers, at (212) 430-3774 (for banks and brokers only) or (866) 794-2200 (toll-free) (for all others).

None of NHIL, Noble Corporation plc, Noble Corporation, a Cayman Islands exempted company and the guarantor of the Notes (“Noble-Cayman”), their respective boards of directors, the dealer managers, the depositary and information agent or the trustee with respect to the Notes or any of NHIL’s, Noble Corporation plc’s, Noble-Cayman’s or their respective affiliates, is making any recommendation as to whether holders should tender any Notes in response to the Tender Offers. Holders must make their own decision as to whether to participate in the Tender Offers, and, if so, the principal amount of Notes to tender.

The Tender Offers are only being made pursuant to the Offer to Purchase and the related Letter of Transmittal. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of NHIL by the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.

Forward-Looking Disclosure Statement

Statements in this press release regarding activities or events that may occur in the future, including statements about the Tender Offers, as well as any other statements in this press release that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to statements regarding rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our or our affiliates’ financial position, business strategy, timing or results of acquisitions or dispositions, impairments, repayment of debt, credit ratings, borrowings under our or our affiliates’ credit facilities or other instruments, sources of funds, completion, delivery dates and acceptance of our or our affiliates’ newbuild rigs, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, construction and upgrade of rigs, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves and timing for compliance with any new regulations and other factors detailed in Noble-Cayman’s most recent Form 10-K and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Noble-Cayman is an indirect, wholly-owned subsidiary of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales. Noble-Cayman performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units located worldwide.

NHIL is an indirect, wholly-owned subsidiary of Noble-Cayman. NHIL performs, through its subsidiaries, worldwide contract drilling services with a fleet of offshore drilling units located worldwide.

For additional information, contact:

Jeffrey L. Chastain,

Vice President – Investor Relations and Corporate Communications,

Noble Drilling Services Inc., 281-276-6383

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